Exhibit 10.3

CEVA, INC. 2011 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED AND PERFORMANCE STOCK UNIT AWARD

Grantee’s Name: [●]

You (the “Grantee”) have been granted Restricted Stock Units and Performance Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted and Performance Stock Unit Award (the “Notice”), the CEVA, Inc. 2011 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms defined in the Plan shall have the same defined meanings in this Notice. In the event of any inconsistency or contradiction between any of the terms of this Notice and the provisions of the Plan, the terms and provisions of this Notice shall prevail.

Date of Award: February 20, 2020

Vesting Commencement Date: February 20, 2020

Total Number of Restricted and Performance Stock Units Awarded (the “Units”): [●] (the “Time-Based Units”) and [●] (the “PSUs”)

Time-Based Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Award Agreement, the Time-Based Units will vest in accordance with the following schedule: 33.4% of the original number of Time-Based Units on the first anniversary of the Vesting Commencement Date, 33.3% of the original number of Time-Based Units on the second anniversary of the Vesting Commencement Date and the remaining 33.3% of the original number of Time-Based Units on the third anniversary of the Vesting Commencement Date.

PSU Vesting Schedules:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Award Agreement, in each case as described below, the PSUs shall vest as follows:

Relative TSR

50% of the PSUs may be earned and vest based on the Company’s TSR compared to the TSR of the S&P 500 Index (the “Relative TSR PSUs”) during the TSR Performance Period. If the S&P 500 Index is discontinued, a comparable index will be selected by the Board in good faith and used for purposes of determining the number of Relative TSR PSUs earned.

“TSR Performance Period” means the one-year period commencing on January 1, 2020 and ending on December 31, 2020.

“TSR” means the cumulative percentage change in stock price over the TSR Performance Period, with dividends paid during the TSR Performance Period being added to the stock price at the end of the TSR Performance Period. The price of an entity’s stock at the beginning of the TSR Performance Period will be the average closing stock price over the trading days in the 30 days immediately preceding the start of the TSR Performance Period, and the stock price at the end of the TSR Performance Period will be the average closing stock price over the trading days in the last 30 days of the TSR Performance Period.

The Board shall calculate TSR in its sole discretion and the Board’s determinations shall be final and binding.

The methodology for determining the number of Relative TSR PSUs eligible to vest is described in Exhibit A.

2020 License Revenue

50% of the PSUs may be earned and vest based on the Company’s achievement of the 2020 license and related revenue amount in the budget approved by the Board (the “2020 License Revenue Target” and such PSUs, the “License Revenue PSUs”). The Board shall determine achievement of 2020 License Revenue Target, in its sole discretion and the Board’s determinations shall be final and binding. The methodology for determining the number of License Revenue PSUs eligible to vest is described in Exhibit A.

The PSUs will become eligible to vest only if and to the extent that the applicable performance goal is satisfied. In the event that the applicable performance goal has been satisfied, then the PSUs will vest if and only to the extent that the applicable service-based vesting requirements are satisfied. PSUs that become eligible to vest based on satisfying the performance goal are referred to as “Earned Relative TSR PSUs” and “Earned License Revenue PSUs” (together, the “Earned PSUs”). In no event will (i) the Earned Relative TSR PSUs exceed the Maximum Relative TSR PSUs (as defined in Exhibit A) and (ii) the Earned License Revenue PSUs exceed Maximum License Revenue PSUs (as defined in Exhibit A).

The Earned PSUs are subject to service-based vesting requirements that apply if and only after any PSUs become Earned PSUs as follows: 33.4% of the Earned PSUs on the first anniversary of the Vesting Commencement Date, 33.3% of the Earned PSUs on the second anniversary of the Vesting Commencement Date and the remaining 33.3% of the Earned PSUs on the third anniversary of the Vesting Commencement Date.

During any authorized leave of absence, the service-based vesting of the Units as provided in this Notice shall be suspended after the leave of absence exceeds a period of 90 days. Service-based vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The service-based vesting of the Units shall be extended by the length of the suspension.

For purposes of this Notice and the Award Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. In the event of termination of the Grantee’s Continuous Service for any reason, including death or Disability, any unvested Units held by the Grantee immediately upon such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan and the Award Agreement.

CEVA, Inc.,

a Delaware corporation

By: Yaniv Arieli
Title: CFO
Date of Signature: Date_Of_Signature_Manager

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AWARD AGREEMENT, THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Award Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Award Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Award Agreement shall be resolved by the Administrator in accordance with Section 8 of the Award Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the Award Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Date of Signature: Date_Of_Signature_Employee

Grantee Name: [●]

As part of the CEVA RSU grant you have recently received, we refer you to read and be aware of the 2011 Prospectus and 2011 Stock Incentive Plan which can be found in CEVA’s intranet.

Exhibit A

The number of PSUs that vest (determined separately with respect to each category of PSU, with each category representing 50% of the PSUs) will be determined as follows (rounded down to the nearest whole share):

Relative TSR PSUs

Company TSR Compared to S&P 500 Index (the “Index”) TSR at End of the TSR Performance Period	% of Relative TSR PSUs Earned	Number of Earned Relative TSR PSUs
Below 90% of the Index’s TSR	0%	0
Equal to 90% of the Index’s TSR	90%	[●]
91% to 99% of the Index’s TSR	91% to 99%	[●]
Equal to the Index’s TSR	100%	[●]
110% of the Index’s TSR	120%	[●] (the “Maximum Relative TSR PSUs”)

If, at the end of the TSR Performance Period, the Company’s TSR is greater than the Index’s TSR but less than 110% of the Index’s TSR, the Earned Relative TSR PSUs will increase by 2% for each 1% increase in the Company’s TSR above the Index’s TSR. To the extent the relevant TSR is not a whole percentage, the number of Earned Relative TSR PSUs will be determined by applying linear interpolation.

For example, the Earned Relative TSR PSUs would equal [●] if the average of the Index’s TSR at the end of the TSR Performance Period is 20% and the Company’s TSR at the end of the TSR Performance Period is 27%, subject to the three-year service-based vesting period discussed above.

License Revenue PSUs

Percentage of 2020 License Revenue Target Achieved	% of License Revenue PSUs Earned	Number of Earned License Revenue PSUs
Below 90%	0%	0
90%	90%	[●]
91% to 99%	91% to 99%	[●]
100%	100%	[●]
110%	120%	[●] (the “Maximum Earned License Revenue PSUs”)

If the Company’s 2020 License Revenue is greater than 100% of the 2020 License Revenue Target but less than 110% of the 2020 License Revenue Target, the Earned License Revenue PSUs will increase by 2% for each 1% increase in the 2020 License Revenue Target achieved. To the extent that the 2020 License Revenue Target is achieved at a level that is not a whole percentage, the percentage of the License Revenue PSUs that become Earned License Revenue PSUs will be determined by applying linear interpolation.

For example, the Earned License Revenue PSUs would equal (i) [●] if the Company achieves 95% of the 2020 License Revenue Target and (ii) [●] if the Company achieves 104% of the 2020 License Revenue Target, subject to the three-year service-based vesting period discussed above.

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